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                                                                  EXECUTION COPY

                         EXTENSION AND RENEWAL AGREEMENT

                  EXTENSION AND RENEWAL AGREEMENT, dated this 21st day of March, 1997, as of August 30, 1996, by and between Century Cellular Holding Corp., a New York corporation ("Century Holding"), having its principal offices at 50 Locust Avenue, New Canaan, Connecticut 06840, and Centennial Cellular Corp., a Delaware corporation formerly known as Century Cellular Corp. ("Centennial"), having its principal offices at 50 Locust Avenue, New Canaan, Connecticut 06840.

                                R E C I T A L S :

                  A. Century Holding and Centennial have entered into that certain Services Agreement, dated as of August 30, 1991 as Amended and Restated as of September 27, 1991, and as further amended and extended by that certain Agreement dated as of August 30, 1996 (as amended to date, the "Services Agreement").

                  B. The original term of the Service Agreement was five years. The amendment of August 30, 1996 provided for an extension to August 31, 1997 (the "Extended Period") and that the parties would continue to confer regarding renewal of the term beyond August 31, 1997 on mutually acceptable terms and conditions and that in the event of such renewal, any consideration



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to be paid to Century Holding shall include  consideration for services rendered during the Extended Period.

                  C. The parties have now agreed upon (a) an extension and renewal of the term of the Services Agreement to August 30, 2001, subject to Centennial having the right to terminate the Services Agreement as of August 30, 1997 and at the end of each of the three subsequent years in the term, and (b) the amount of consideration to be paid to Century Holding for its services during the extended and renewed period, which consideration each of Century Holding and Centennail deems to be reasonable, all under the terms and provisions set forth in this Extension and Renewal Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Services Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                  1. All defined terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Services Agreement, except that Exhibit "A" is deemed deleted in its entirety as of August 31, 1996 and replaced by Exhibit A annexed to this Extension and Renewal Agreement, which Exhibit A shall be deemed to be modified from time-to-time to reflect any and all Corporate Systems, Partnership Interests and Partnership Systems, acquired or disposed of after the date hereof.


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                  2. The  Services  Agreement is hereby  amended  further in the following manner:

                     A. By  inserting  therein  a new  section  to be  known  as
Section 2.4, immediately succeeding Section 2.3 and reading as follows:

                     "2.4 Management Fee. As further compensation to Century Holding for the services provided to Owner pursuant to this Agreement and in addition to Owner reimbursing Century Holding for reimbursable costs as provided for in Section 2.3, Owner shall pay to Century Holding an annual management fee (the "Management Fee") of $1,000,000 for each of the years ending on August 30, 1997, 1998, 1999, 2000 and 2001 payable by Owner in United States Dollars in four equal installments of $250,000 within 30 days immediately succeeding the end of each three-month period during each such one year period except that payment for the three-month period ended November 30, 1996 shall be made on or before March 31, 1997. To the extent that (i) Owner does not have sufficient cash available to make any of such payment(s) or is prohibited from making any of such payments by the provisions of any credit agreements with banking institutions or any other debt instrument to which Owner may be a party or to which its assets may be subject, and (ii) Owner does not render payment of such amounts within such time period for either of such reasons, Owner shall deliver to Century Holding a subordinated unsecured promissory note for such amount, which note shall accrue interest at the rate of 12% per annum, and shall contain such


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          other  terms and  conditions  mutually  agreed by Century  Holding and
          Owner."

                     B. By deleting in its entirety Section 7.1 and substituting in its place the following:

                     "7.1 Term. This Agreement shall commence as of August 30, 1991 and shall have a term of ten consecutive years ending on August 30, 2001 unless earlier terminated as provided for in this Section 7.1 or in the manner set forth in Section 7.2 (the "Term"). Owner may terminate this Agreement as of August 30, 1997, 1998, 1999 or 2000 (each an "Early Termination Date") by giving Century Holding notice, in the manner provided for in Section 10.10, not less than 90 nor more than 180 days prior to such Early Termination Date that Owner desires to terminate this Agreement on the particular Early Termination Date. Any notice of Owner which is not timely given as above provided shall be ineffective to terminate this Agreement as at the Early Termination Date to which such notice relates. In the event this Agreement has not been terminated prior to the expiration of the Term as provided for in this Section 7.1 or as provided in Section 7.2, then prior to the expiration of the Term the parties shall confer regarding the possible renewal of this Agreement on mutually acceptable terms and conditions."

                  3.  This  amendment  to  the  Services   Agreement   shall  be
retroactive to, and effective as of, August 30, 1996.


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                  4. Except as modified  hereby,  the Services  Agreement  shall remain unchanged and in full force and effect.

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date hereinabove indicated.

                                         CENTURY CELLULAR HOLDING CORP.

                                         By: /s/ Scott N. Schneider
                                             -----------------------------------
                                             Name: Scott N. Schneider
                                             Title: Senior Vice President

                                         CENTENNIAL CELLULAR CORP.

                                         By: /s/ David Z. Rosensweig
                                             -----------------------------------
                                             Name: David Z. Rosensweig
                                             Title: Secretary


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